Exhibit 99.1

Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the sale and distribution of shares of common stock of Baltic Trading Limited (the “Company”) by the Company pursuant to the Company’s registration statement on Form S-3 (File No. 333-168700) (the “Registration Statement”), as supplemented by the Company’s prospectus supplement dated November 12, 2013, other than underwriting discounts and commissions.

All of the amounts shown except amounts previously paid are estimated.

Item	Amount
SEC Registration Fee*	$5,730
NYSE Listing Fee	$48,960
Legal Fees and Expenses	$145,000
Printing Expenses	$15,000
Accounting Fees and Expenses	$35,000
Transfer Agent Fees and Expenses	$5,000
Blue Sky Fees and Expenses	$5,000

Total	$259,690

* Pursuant to the Registration Statement, Company registered  $500,000,000 of various securities.  The Company paid a total filing fee of $57,300 in connection with the Registration Statement.  The amount set forth represents the amount of the total registration fee properly allocable to the registration of the common stock being sold and distributed pursuant to the Registration Statement.